UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2000

COREL CORPORATION
(Exact name of registrant as specified in its charter)

Canada
(State of Other Jurisdiction of Incorporation)

0-20562	Not Applicable
(Commission File Number)	(I.R.S. Employer Identification Number)

1600 Carling Avenue
Ottawa, Ontario, Canada    KIZ 8R7
(Address of principal executive offices including zip code)

(613) 728-8200
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.

On May 16, 2000, Corel Corporation announced that the merger agreement entered into on February 7, 2000 by and between Corel Corporation, Carleton Acquisition Co. and Inprise Corporation has been terminated by mutual agreement of the parties. See the press release attached as Exhibit 1 for further details.

Item 7. Financial Statements, Pro Forma Information and Exhibits

EXHIBITS.

(c) Exhibits

99.1 Press Release issued by Corel Corporation on May 16, 2000.

SIGNATURES

Pursuant to the requirement of the Security Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 23, 2000

COREL CORPORATION

(Registrant)

By:	/s/ John Blaine

John Blaine
Executive Vice President Finance, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)